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                                                                  EXHIBIT 99.22


                                  EXCHANGE OF
          SHARES OF SERIES A 8% CUMULATIVE CONVERTIBLE PREFERRED STOCK
                                       OF
                                   MESA INC.
                       FOR SHARES OF EITHER COMMON STOCK
             OR SERIES A 8% CUMULATIVE CONVERTIBLE PREFERRED STOCK
                      OF PIONEER NATURAL RESOURCES COMPANY

                                                                June ___, 1997

To Our Clients:

         We are enclosing for your consideration a Joint Proxy Statement/Prospectus dated June ___, 1997 describing the Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") among MESA Inc., Mesa Operating Co., Pioneer Natural Resources Company ("Pioneer") and Parker & Parsley Petroleum Company, pursuant to which the holders of record on June 27, 1997 of the Series A 8% Cumulative Convertible Preferred Stock (the "Mesa Series A Preferred") will have the right to elect the consideration such holders will receive upon the closing of the mergers contemplated by Merger

         Your attention is directed to the following:

         o Holders of the Mesa Series A Preferred will be entitled to make an election of the type of consideration they will receive upon the closing date of the mergers. Each seven shares of Mesa Series A Preferred will be converted to either (i) 1.25 shares of Common Stock, par value $.01 per share, of Pioneer ("Pioneer Common Stock") or (ii) one share of Series A 8% Cumulative Convertible Preferred Stock of Pioneer ("Pioneer Preferred Stock"), PROVIDED, HOWEVER, THAT IF THE HOLDERS OF A MAJORITY OF THE SHARES OF MESA SERIES A PREFERRED VOTE IN FAVOR OF THE MERGER AGREEMENT, THEN ALL OF THE HOLDERS OF THE MESA SERIES A PREFERRED WILL RECEIVE PIONEER COMMON STOCK.

         o The Pioneer Common Stock and the Pioneer Preferred Stock (if issued) will be admitted for trading on the New York Stock Exchange, the stock exchange on which Mesa's Series A Preferred is traded.

         o The expiration of the period for election of consideration is 5:00 p.m. New York City time, on August ___, 1997. Any shares for which elections are not received, or for which incomplete or improper election forms are received shall be deemed to be non-elections and the holders of such shares will receive
              Pioneer Preferred Stock as consideration unless the holders of a majority of the Mesa Series A Preferred Stock vote in favor of the Merger Agreement.

         Since we are the holder of record of the shares of Mesa Series A Preferred Stock held in your Account, we have received your consideration election materials. We will make a consideration election only in accordance with your instructions. If you do not give us your instructions, a consideration election will not be made with respect to your shares and you will receive Pioneer Preferred Stock as consideration unless the holders of a majority of the Mesa Series A Preferred Stock vote in favor of the Merger Agreement.

         Please forward your instructions to us immediately by completing the form on the reverse side. Your rights to make an election will expire at 5:00 p.m. New York City time, August , 1997.


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                             LETTER OF INSTRUCTIONS

To My Bank or Broker:

         The undersigned acknowledges receipt of the Joint Proxy Statement/Prospectus relating to the Merger Agreement. This letter instructs you to either elect to receive Pioneer Common Stock or Pioneer Preferred Stock or to indicate "no preference," as indicated below, with respect to the shares of Mesa Series A Preferred you hold for the account of the undersigned upon the terms and conditions set forth in the Joint Proxy Statement/Prospectus.


CONSIDERATION ELECTION

  Consideration Elected                     Mesa Series A Preferred Stock
  ---------------------                     -----------------------------

 Pioneer Common Stock                      Number of Shares
                           -----------                            ----------
 Pioneer Preferred Stock                   Number of Shares
                           -----------                            ----------
 No Preference*                            Number of Shares
                           -----------                            ----------


DATED:
       -------------------------------     ---------------------------------

                                           ---------------------------------
                                           Signature(s)

                                           ---------------------------------
                                           Account Number

                                           ---------------------------------
                                           Please type or print name


*If no box is checked or if the "no preference" box is checked, then the shares of Mesa Series A Preferred to which this election relates will be deemed to be shares in respect of which no election has been made and therefore, the beneficial owner of such shares will receive Pioneer Preferred Stock unless the holders of a majority of the Mesa Series A Preferred Stock elect to receive Pioneer vote in favor of the Merger Agreement, in which case such holder will receive Pioneer Common Stock.